Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 23, 2015, included in the Proxy Statement and Prospectus of LookSmart, Ltd. that is made a part of the Registration Statement on Form F-4 of Pyxis Tankers Inc. for the registration of its common stock.

Ernst & Young (Hellas) Certified Auditors - Accountants S.A.

Athens, Greece

April 23, 2015